AIRCRAFT PURCHASE AGREEMENT

This Aircraft Purchase Agreement (the “Agreement”) is made by and between BOMBARDIER INC. (“Seller”) and WILLIAMS-SONOMA, INC. (“Buyer”) and shall be effective as of the date of its acceptance and execution by Seller.

ARTICLE 1. AIRCRAFT DESCRIPTION

Subject to the provisions of this Agreement, Seller agrees to manufacture, sell and deliver to Buyer, and Buyer agrees to take delivery of, and pay for, one Bombardier Global Express Aircraft Model BD-700-1A10 bearing manufacturers serial number 9120 (the “Aircraft”) as described in the Specification number BCC-GX-302 dated 20 June 2002 amended 29 April 2003 (the “Completion Work”), Description and Customer Support Services Manual dated January 2002 which are attached hereto as Schedule “A-1” and Schedule “A, and the Aircraft Flight Manual, Aircraft Maintenance Manual and the applicable Certificate of Airworthiness which are respectively made part of this Agreement by reference (collectively, the “Specification”).

ARTICLE 2. PRICE, PAYMENT SCHEDULE AND DELIVERY

2.1	In consideration of Seller’s obligations to manufacture, sell and deliver the Aircraft to Buyer, Buyer shall pay to Seller the amount of $ [**] USD (the “Purchase Price”) as follows:

(i)	1st payment due upon Buyer’s execution of this Agreement (including that certain Deposit of $ [**]previously paid by Buyer to Seller on 25 March 2003, the (“Deposit”)):	$[**]USD

(ii)	balance of Purchase Price due at the Delivery Time (as hereinafter defined):	$[**]USD

2.2	The Aircraft shall be ready for [**] at Seller’s facility in the city of Dorval, Quebec no later than [**]

ARTICLE 3. COMPLETION WORK

The parties agree that Seller shall complete the Aircraft in accordance with Schedule “A-1”.

ARTICLE 4. GENERAL PROVISIONS

4.1   THE WARRANTY, OBLIGATIONS AND LIABILITIES OF SELLER AND THE RIGHTS AND REMEDIES OF BUYER SET FORTH IN THE SPECIFICATION ARE EXCLUSIVE AND ARE IN LIEU OF AND BUYER HEREBY WAIVES AND RELEASES ALL OTHER WARRANTIES, OBLIGATIONS, REPRESENTATIONS OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW, IN CONTRACT, CIVIL LIABILITY OR IN TORT, OR OTHERWISE, INCLUDING BUT NOT LIMITED TO A) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, AND B) ANY OTHER OBLIGATION OR LIABILITY ON THE PART OF SELLER TO ANYONE OF ANY NATURE WHATSOEVER BY REASON OF THE DESIGN, MANUFACTURE, SALE, REPAIR, LEASE OR USE OF THE AIRCRAFT OR RELATED PRODUCTS AND SERVICES DELIVERED OR RENDERED HEREUNDER OR OTHERWISE.

4.2   SELLER SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL AND/OR PUNITIVE DAMAGES OF ANY KIND OR NATURE UNDER ANY CIRCUMSTANCES OR, WITHOUT LIMITING THE FOREGOING, FOR ANY LOST PROFITS OR ANY OTHER LOSSES OR DAMAGES FOR OR ARISING OUT OF ANY LACK OR LOSS OF USE OF ANY AIRCRAFT, ANY EQUIPMENT, ANY ACCESSORY OR ANY SPARE PART FOR ANY REASON.

4.3   THE PARTIES HERETO HEREBY ACKNOWLEDGE AND AGREE THAT THE LIMITED WARRANTIES AND THE LIMITATION OF LIABILITY PROVISIONS CONTAINED HEREIN AND IN THE SPECIFICATION HAVE BEEN EXPRESSLY AGREED TO IN CONSIDERATION OF THE PURCHASE PRICE AND OTHER PROVISIONS OF THIS AGREEMENT FOR THE BENEFIT OF BOTH SELLER AND BOMBARDIER INC. (THE MANUFACTURER OF THE AIRCRAFT) TO HAVE EFFECT AS IF BOMBARDIER INC. WAS A PARTY TO THIS AGREEMENT FOR SUCH PURPOSES. TO THE EXTENT APPLICABLE LAWS DO NOT ALLOW THE LIMITATIONS SET OUT IN THIS ARTICLE 4, SUCH LIMITATIONS SHALL NOT BE APPLIED OR INVOKED.

4.4   This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, excluding any conflicts of law provisions thereof.

4.5   Seller and Buyer acknowledge that the term Agreement as used herein, shall include this Agreement, the Terms and Conditions on the reverse side, the Specification and Addendum. Buyer’s Initials ______ Seller’s Initials _____

BOMBARDIER INC.	WILLIAMS-SONOMA, INC. c/o Aero Law Group pllc
400 Cote-Vertu Road West	PO Box 50228
Dorval, Quebec H4S 1Y9 Canada	Bellevue, WA 98015
Telephone:514-855-5000	Telephone: 415-616-8562
Facsimile: 514-855-7806	Facsimile: 415-616-8359
BY: /s/ GARY L. DOLSKI	BY: /s/ W. HOWARD LESTER
TITLE: General Manager: Contracts	TITLE: Chairman
DATE: 30 April 2003	DATE: 4-30-03

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
WILLIAMS-SONOMA, INC.                                                                                                                                          1.

TERMS AND CONDITIONS

ARTICLE 5. DELIVERY AND INSPECTION

5.1   Seller shall give Buyer reasonable notice of the date on which the Aircraft will be ready for Buyer’s inspection and acceptance flight test of not more than 10 hours duration. Within 10 days of such date, Buyer agrees to perform such inspection and, if no defect or discrepancy is revealed, Buyer shall accept delivery of the Aircraft before the end of such 10 day period (the time of the acceptance of delivery of the Aircraft being the “Delivery Time”).

5.2   Any defect or discrepancy revealed by Buyer’s inspection and/or acceptance flight test shall be corrected at no cost to Buyer before or after Delivery Time depending on the nature of the defect or discrepancy and time required for correction. If such correction requires an additional flight test, it shall be conducted in accordance with Article 5.1. Buyer shall accept delivery of the Aircraft within 3 days after any defect or discrepancy has been corrected.

5.3   Buyer shall accept delivery of the Aircraft by signing a receipt for delivery in the form of Schedule “B”, attached hereto. Upon receipt of all payments due at Delivery Time, Seller shall deliver to Buyer a bill of sale and title to the Aircraft shall pass to Buyer free and clear of all rights, prior claims, liens, charges and encumbrances (hereinafter “Liens”), and risk of damage to or loss of the Aircraft shall pass to Buyer.

ARTICLE 6. PAYMENT AND TAXES

6.1   Seller shall remain exclusive owner of the Aircraft free and clear of all Liens until such time as all payments due for the Purchase Price have been made and Buyer has accepted the Aircraft in accordance with Article 5.

6.2   Buyer shall make all payments due under this Agreement by wire transfer in US dollars and shall pay interest on any late payments at the rate equal to the one year LIBOR rate as published in the “Money Rates” section of The Wall Street Journal commencing on the date the late payment was first due.

6.3   Buyer shall be responsible for the payment of any sales, use, personal property, excise, goods and services, value added, consumption, luxury, withholding or other similar taxes, duties or assessments and any related penalties and interest which may be levied, assessed, or imposed on Buyer or Seller or otherwise by any governmental authority or agency as a result of or in connection with this Agreement.

ARTICLE 7. LOSS OR DESTRUCTION

7.1   If the Aircraft is lost, destroyed or damaged beyond economic repair before Delivery Time, this Agreement shall automatically terminate upon Seller giving written notice of such occurrence to Buyer. Seller’s sole obligation and liability shall then be to promptly return to Buyer all amounts previously paid to Seller under this Agreement.

ARTICLE 8. EXCUSABLE DELAY

8.1   Seller shall not be liable for any failure to deliver or delay in delivery of the Aircraft or delay in performance of any of its other obligations under this Agreement, due directly or indirectly to force majeure, acts of God, violence, fire, explosion, action of the elements or weather conditions, or other catastrophe or accident, any legislation, act, order, directive, or regulation of any government or governmental body, labour trouble, delay or failure of carriers, subcontractors or suppliers, or any other cause beyond Seller’s reasonable control or without Seller’s negligence (“Excusable Delay”).

8.2   In the event of any Excusable Delay, the time required for the performance of any obligation in this Agreement shall be extended for a period equal to the period during which any such cause and the effects thereof persist. If delivery of the Aircraft is delayed by reason of Excusable Delay for more than 6 months, either Buyer or Seller may terminate this Agreement upon giving written notice to the other party, which notice shall be given within 15 days immediately following such period of 6 months. Upon such termination, Seller’s sole obligation and liability shall be to promptly return to Buyer all amounts previously paid to Seller under this Agreement.

ARTICLE 9. TERMINATION

9.1   Either party may terminate this Agreement before Delivery Time by written notice of termination to the other party upon the occurrence of any of the following events: (i) the other party makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts; (ii) a receiver or trustee is appointed for the other party or for substantially all of such party’s assets and, if appointed without such party’s consent, such appointment is not discharged or stayed within 30 days; (iii) proceedings under any law relating to bankruptcy, insolvency or the reorganization or relief of debtors are instituted by or against the other party and, if contested by such party, are not dismissed or stayed within 30 days; or (iv) any writ of attachment or execution or any similar process is issued or levied against the other party or any significant part of its property and is not released, stayed, bonded or vacated within 30 days after its issue or levy

9.2   Buyer may terminate this Agreement before Delivery Time if Seller is in default or breach of any material term or condition of this Agreement and does not act to cure such default or breach within 10 days after receipt of written notice from Buyer specifying such default or breach and does not continue thereafter to diligently correct or cure the alleged default or breach.

9.3   Upon termination of this Agreement by Buyer pursuant to and in accordance with this Article 9, all amounts received by Seller on account of the Purchase Price shall promptly be reimbursed to Buyer and such reimbursement shall constitute Buyer’s sole right, remedy and recourse against Seller and Seller’s sole obligation and liability to Buyer.

9.4   Seller may terminate this Agreement before Delivery Time if Buyer does not accept delivery of the Aircraft in accordance with Article 5 or is in default or breach of any material term or condition of this Agreement (except for payment obligations that are covered by Article 9.5) and does not act to cure such default or breach within 10 days after receipt of written notice from Seller specifying such default or breach and does not continue thereafter to diligently correct or cure the alleged default or breach.

9.5   Upon termination of this Agreement by Seller pursuant to and in accordance with this Article 9 or if Buyer fails to make any of the payments provided for in Article 2 on or before the stipulated date, all rights which Buyer may have or may have had in or to this Agreement or the Aircraft shall be extinguished; and Seller shall be entitled to retain an amount equivalent to [**] of the Purchase Price, as liquidated damages for default and the parties shall thereafter be released from all further obligations to each other. Buyer agrees that such liquidated damages do not constitute a penalty and are a reasonable and agreed amount of the anticipated or actual harm or damages to be suffered by Seller as a result of or in connection with Buyer’s default. All other amounts received by Seller on account of the Purchase Price shall be promptly returned to Buyer.

ARTICLE 10. MISCELLANEOUS

10.1   Neither this Agreement nor any of the rights of Buyer hereunder shall be assignable by Buyer. Notwithstanding the foregoing, this Agreement shall be assignable by Buyer in whole or in part to a wholly-owned subsidiary or affiliate of Buyer or any financial institution which is providing financing to Buyer in connection with Buyer’s acquisition of the Aircraft provided that Buyer shall remain jointly and severally liable with the assignee for the fulfilment of all the obligations under this Agreement. Buyer hereby acknowledges that Seller shall have the right, without Buyer’s consent, to create a security interest or hypothec with respect to this Agreement or to assign or transfer this Agreement or any of its rights hereunder to any financial institution or to a wholly owned subsidiary or affiliate of Seller, provided that Seller’s assignment to a financial institution or creation of a security interest or hypothec shall be solely for the purpose of securing financing.

10.2   Any notice to be given hereunder shall be sent by registered or certified mail, courier or facsimile transmission to the party to which said notice is to be given at its address or facsimile number as shown on page 1 hereof unless such address is changed by notice given to the other party in accordance herewith. A notice shall be deemed given when received.

10.3   This Agreement shall inure to the benefit of and be binding upon each of Seller and Buyer and their respective successors and permitted assigns.

10.4   This Agreement and the matters referred to herein constitute the entire Agreement between Seller and Buyer and supersede and cancel all prior representations, alleged warranties, statements, negotiations, drafts, undertakings, letters, acceptances, agreements, understandings, contracts and communications, whether oral or written, with respect to or in connection with the subject matter hereof. This Agreement may only be amended or changed by a written instrument signed by both parties. In the event of any inconsistencies between this Agreement, any addendum, the Specification, the Schedules or other annexes stated to be part of this Agreement, the order of precedence shall be: any addendum, this Agreement, the Specification and other Schedules or annexes.

10.5   If any of the provisions of this Agreement are for any reason declared by judgement of a court of competent jurisdiction to be unenforceable or ineffective, those provisions shall be deemed severable from the other provisions of this Agreement and the remainder of this Agreement shall remain in full force and effect.

ARTICLE 11. CONFIDENTIALITY

11.1   This Agreement is confidential between the parties and shall not, without the prior written consent of the other party, be disclosed by either party in whole or in part to anyone except to assignees or transferees per the provisions of Article 10.1 or as may be necessary for either party to carry out its obligations under this Agreement.

[**] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.
WILLIAMS-SONOMA, INC.                                                                                                                                          2.

SCHEDULE “A”

GLOBAL EXPRESS AIRCRAFT

DESCRIPTION
&
CUSTOMER SUPPORT SERVICES MANUAL

January 2002 (BAC)

Schedule “A”

1.0     INTRODUCTION

This document describes the Aircraft, including its power plant, systems and equipment.

Also included are descriptions of Seller’s Customer Support services that are provided to the Buyer as part of the sale of the Aircraft, including warranty, technical publications, crew training and the maintenance management system.

The Aircraft may be subject to changes during the course of the design, manufacture and certification process or as the result of any legislation, act, order, directive or regulation, or any interpretation thereof, of or by any government or governmental body. If such changes take place and apply to all aircraft in general or to all aircraft of the same category as the Aircraft and are effective after the date of the Agreement but before Delivery Time, Buyer shall pay Seller’s reasonable cost for such changes. If the incorporation of such changes delays the delivery of the Aircraft, that delay shall be an Excusable Delay under the Agreement.

2.0 GENERAL DESCRIPTION

Accommodation
Crew (minimum)	2
Passengers (typical/maximum)	8/19

Engines
Number	2
Make/model	BR710A2-20
Thrust	14,750 lb.	65.6 kn
Maintenance Program	Task oriented
Flat rated to	ISA +20°C

Auxiliary Power Unit
Make/model	Honeywell RE220GX
Maximum operational altitude	45,000 ft	13,716 m

Pressurization
Maximum differential	9.64 psi	.67 kg/cm2
Emergency relief	9.92 psi	.69 kg/cm2
Maximum altitude with sea
level cabin pressure	26,500 ft	8,077 m
Cabin at 45,000 ft altitude	6,000 ft	1,829 m

Dimensions
Exterior
Length	99.4 ft	30.3 m
Height	24.8 ft	7.6 m
Wingspan	94.0 ft	28.6 m
Wing area (basic, reference area)	1,022 ft2	94.9 m2
Sweep (@ 25% chord line)	35 degrees
Wing aspect ratio	8.04
Fuselage maximum diameter	8.8 ft	2.7 m
Wheel track	13.33 ft	4.06 m
Wheelbase	42.83 ft	13.05 m
Minimum pavement width,
180° turn	68 ft	20.7 m

Hydraulic Systems
Number of independent systems	3
Number of independent pumps	7
System pressure	3,000 psi	20.68 MPa
Fluid	Phosphate ester
Type IV low density

Electrical Power Systems
Number of AC generators	6
Location and capacity	L/H engine: 2 @ 40 kVA
R/H engine: 2 @ 40 kVA
APU: 45 kVA
RAT: 9 kVA
Transformer rectifier units	(4) 150 amp units

Fuel Capacity
Wing, fuselage and tail tanks	6,422 gal	24,310 l

Design limit load factor	from – 1.0g to +2.5 g

Noise (EPNdB)	GEX	(Part 36, Stage 3)
Take-off	82.4	(89)
Approach	89.8	(98)
Sideline	88.6	(94)

Interior
Cabin length excluding
cockpit	48.35 ft	14.7 m
Cabin width centerline	8.17 ft	2.49 m
Cabin width floor line	6.92 ft	2.11 m
Maximum height	6.25 ft	1.91 m
Floor area	335 sq. ft	31.1 m2
Cabin volume excluding
cockpit	2,140 cu ft	60.6 m3
Passenger door: height	6.17 ft	1.88 m
width	3.0 ft	0.91 m
height to sill	5.3 ft	1.63 m
Baggage door: height	2.75 ft	0.84 m
width	3.58 ft	1.09 m
height to sill	6.58 ft	2.01 m
Aft storage volume	185 cu ft	5.24 m3

January 2002 (BAC)	1

Schedule “A”

Weights
A.	Maximum ramp weight *	95,250 lb.	43,205 kg	Maximum payload (D-E)	5,700 lb.	2,585 kg
B.	Maximum gross take-off	95,000 lb.	43,091 kg	Payload with maximum fuel	1,600 lb.	726 kg
	weight *			(A-E-F)
C.	Maximum landing weight	78,600 lb.	35,653 kg	Fuel with maximum payload	39,250 lb.	17,804 kg
D.	Maximum zero fuel	56,000 lb.	25,401 kg	(A-D)
	weight			NBAA IFR fuel reserve (8	3,100 lb.	1,406 kg
E.	Basic operating weight**	50,300 lb.	22,816 kg	pax)
F.	Maximum fuel weight	43,350 lb.	19,663 kg

*	Standard Max Gross Take-off Weight of 93,500 lb, (42,411 kg). Also Optional Service Bulletin available increasing Max gross Take-off Weight 96,000 lb, (43,545 kg).

**	MWE @ 41,500 lb (18,824 kg) plus operating items @ 1,890 lb (857 kg) plus completion allowance @ 6,910 lb (3,134 kg).

January 2002 (BAC)	2

Schedule “A”

3.0    PERFORMANCE

Take-off (SL, ISA, Max take-off weight)
Take-off distance	5,820 ft	1,774 m
Rotation speed – Vr	125 kts

NBAA, IFR Range
Normal cruise speed of 0.85M	6,010 nm	± 1%

Landing (SL, Max landing weight)
Landing distance	2,670 ft	814 m
Approach speed – Vref	128 kts

Cruise
Mmo (above 30,870 ft)	M 0.89	513 kts
High speed	M 0.88	505 kts
Normal speed	M 0.85	488 kts
Long range speed	M 0.80	459 kts
Maximum certified operating altitude	51,000 ft	15,545 m
Maximum initial cruise altitude after MTOW departure	43,000 ft	13,106 m

4.0    CERTIFICATION

The Aircraft is certified to chapter 525 change 6 of the Canadian Airworthiness Manuel by Transport Canada (TC), to FAR 256 of the American Federal Aviation Administration (FAA) up to and including Amendment 97 and to the Joint European Type Certification requirements of JAR 25 at Change 14 (as amended by any additional special conditions applied by the certifying authorities). The Aircraft is certified for operations in day and night, under VFR and IFR conditions and is RVSM compliant.

Seller will provide Buyer an FAA Standard Airworthiness Certificate.

5.0     STRUCTURAL DESIGN

The Aircraft is a swept-wing monoplane with a pressurized cabin and is capable of accommodating a pilot, a co-pilot, a third crewmember and up to 19 passengers.

The Aircraft structure, in general, is fabricated from aluminum alloy but also includes alloy steels, stainless steel, titanium and composites. Materials used are in accordance with standard U.S. aerospace industry specifications for aircraft quality materials.

The Aircraft structure and systems are designed and installed to facilitate inspection, maintenance and permit ready removal of appropriate items. Parts and assemblies subject to ready removal from the Aircraft are interchangeable and/or replaceable from one BD-700-1A10 aircraft to another where Seller considers this practical.

The Aircraft and its installed equipment is certified to operate at ground level ambient temperatures from -30ºC (-22ºF) to +45ºC (+113ºF). The Aircraft pressurization system is certificated for operations up to a maximum of pressure altitude of 51,000 ft.

6.0    FUSELAGE GROUP

The fuselage consists of nose, center and aft sections joined together. It incorporates attachments for the tail group, engine support structure, pylons and nose landing gear. Except for the nose and aft sections, the fuselage cross-section is a 106-inch diameter circle.

The fuselage is of semi-monocoque construction, utilizing chem-milled alloy skins with aluminum alloy frames and stringers. Areas adjacent to or affected by high heat sources are constructed of fire-resistant or fireproof materials as appropriate.

A radome of composite material and designed for use with a high resolution X band radar is installed on the fuselage nose.

The fuselage is designed for internal pressurization with the pressure-sealed area extending from the bulkhead forward of the flight station in the nose to the bulkhead aft of the cabin. The latter bulkhead forms the aft face of the baggage compartment.

7.0     WING GROUP

The wing is a swept unit mounted at the side of the fuselage and incorporates winglets, ailerons, ground spoilers, multifunction spoilers, inboard, mid and outboard single slotted Fowler flaps, integral fuel tanks, slat support and structures for the main landing gear. Access holes and covers are provided in the wing skin panels to permit access to the entire wing interior.

The wing is a two-piece unit consisting of spars covered top and bottom with stiffened skin panels of aluminum alloy. Shear web type ribs carry the air loads, act as contour support and fuel tank baffles. The tanks are compartmented and mechanically sealed using sealing compounds. The tanks have an overcoat of polyurethane.

Part-span slats mounted on the forward spar together with a fixed leading edge part form the leading edge, excluding the winglets. Thermal anti-icing is provided inside the slats and fixed leading edge.

The wing includes the following control surfaces:

•	Inboard, mid and outboard fowler flaps, incorporated into the trailing edge.

•	Slats mounted on forward spar from the wing leading edge. Thermal anti-icing is provided inside the slats.

•	Ailerons, constructed of carbon fiber reinforced plastic skins and spar, with full depth honeycomb core, and metallic hinge fittings. They are sealed and are protected against lightning strikes.

•	Six spoilers mounted on hinges attached to the rear and auxiliary spar in the upper surface of each wing. The two inboard spoilers’ function as ground spoilers, while the remaining four are multi-function. The spoilers are constructed of carbon fiber reinforced plastic and honeycomb. They are sealed and are protected against lightning strikes

January 2002 (BAC)	3

Schedule “A”

8.0     EMPENNAGE GROUP

The empennage is of a “T” configuration, comprising an incidence adjustable horizontal stabilizer with elevators, mounted at the top of a vertical stabilizer and rudder.

The horizontal stabilizer is a one-piece sweptback unit mounted at the top of the vertical stabilizer. It incorporates pivot and actuation mounting fittings to allow incidence adjustments, hinges for elevators and provision for sealing at its interface with the vertical stabilizer.

The fully cantilevered sweptback-type vertical stabilizer is an all-metal construction unit and incorporates the rudder, also an all-metal construction unit. The leading edge incorporates the HF antenna.

9.0     LANDING GEAR

The Aircraft undercarriage is composed of one steerable nose landing gear (NLG) and two trailing-link type main landing gear units (MLG). Each nose and main gear assembly has twin wheels and tires. The main wheels are fitted with hydraulically powered and electrically actuated carbon brakes. Anti-skid protection and automatic braking is also provided.

The landing gear is of the tricycle type. The two MLG assemblies, one located on the inboard portion of each wing, retract inboard each into the MLG bay located in the central fuselage. The NLG assembly is located beneath the cockpit and retracts forward into the nose section of the fuselage. Normal extension and retraction is electrically controlled and hydraulically operated by the cockpit landing gear control handle located in the center console.

Landing gear position and status is visually displayed on EICAS and aurally annunciated in the cockpit. The anti-skid, brake control, nose wheel steering indications and status are also displayed on EICAS and interface with the central maintenance system for failure detection.

The Aircraft has four braked main wheels (two per main gear), and two free rolling nose wheels. The main wheels and nose wheel are fitted with tubeless tires incorporating fusible plugs for over temperature protection and metallic diaphragm plugs for over pressure protection.

Brake temperature is monitored with a system consisting of four sensors each mounted in a brake housing and a brake temperature-monitoring unit. Independent brake temperature is indicated in the cockpit on the EICAS.

The brake/anti-skid control system interfaces with a dual integrated digital electronic controller with autobrake capability. The control unit provides brake control with independent wheel anti-skid protection, locked wheel crossover protection, touchdown protection, gear retract braking and Built-In-Test-Equipment (BITE).

The steering system is comprised of an electronically controlled and hydraulically powered actuation of the nose landing gear steering actuators for taxi, take-off and landing operations. When the steering is not active due to pilot selection or failure conditions, the system continues to provide effective shimmy damping to ensure dynamic stability of the nose wheel.

Steering commands are input to the Electronic Control Unit (ECU) through the pilot’s hand wheel (full authority) and/or rudder pedals (limited authority).

Landing gear retracted, in travel, not safe or down-and-locked as well as gear doors open indication is provided to the crew via the EICAS system. “Gear not down” aural warning is provided.

10.0    POWER PLANT

Two Rolls-Royce Deutschland BR710A2-20/01 bypass turbofan engines power the Aircraft. The engines produce 14,750 lb. of thrust up to 35°C (ISA+20°C) at sea level. The engine is assembled from seven sub-assemblies: fan rotor, intermediate fan casing, HP compressor, combustor/HP turbine, LP turbine, exhaust case and accessory gearbox. It has a single stage low-pressure fan driven by a two stage shrouded low-pressure turbine. A ten-stage high-pressure compressor is driven by a two-stage high-pressure turbine. The first four stages of the compressor are equipped with variable-pitch stators controlled by the engine’s Full Authority Digital Engine Control (FADEC). The combustor is an annular conventional flow type designed for low emissions and smoke control. A forced mixer exhaust is integrated with a two-door full flow type thrust reverser. The hydraulically operated thrust reverser system, with weight on wheels or wheel spin-up available, will deploy when the thrust reverser levers on the throttle quadrant are operated. For maintenance, the thrust reverser can be locked open.

The engine has been designed for “on condition” type maintenance which requires periodic inspection of specific major components. Only those parts that show distress are replaced or overhauled. The periodic maintenance checks are established utilizing the MSG-3 process.

The complete power plant assembly is detachable from the pylon as a unit.

Auxiliary Power Unit (APU)

A Honeywell RE220 gas turbine APU is installed in the Aircraft tail cone to provide bleed air and electrical power on the ground and in flight. Control of APU speed and temperature is automatic. APU starting is initiated by a single switch located in the cockpit.

The APU supplies bleed air for cabin cooling and heating, as well as engine starting. The APU also drives a 40/45 kVA generator, which provides electrical power on the ground and as back-up to the main engine driven generators in-flight.

11.0    EQUIPMENT & FURNISHINGS

The Aircraft has a flight compartment and main cabin. The flight compartment includes the following equipment and furnishings:

•	All instruments and control panels

•	A checklist holder and letdown sheet holder

•	A map holder on each control wheel

•	Storage for flight handbooks and maps adjacent to each pilot

•	Storage compartments in the cockpit side consoles for the stowage of clip boards, charts, etc.

January 2002 (BAC)	4

Schedule “A”

•	16g pilot and copilot reclining seats (adjustable vertically and horizontally) with five point shoulder harnesses and inertia reels.

12.0     SYSTEMS

Flight Controls

Flight controls consist of two separate elevators, two ailerons, a single rudder, a trimmable horizontal stabilizer, eight multi-function spoilers and four ground spoilers. Six segments of Fowler flaps and eight segments of leading edge slats are also installed.

The primary flight controls are conventional, mechanically controlled and hydraulically operated. Cockpit surface position indications are displayed on EICAS. Primary lateral control is accomplished by hydraulically powered ailerons and assisted by multi-function spoilers. The aileron control is a dual system with anti-jam protection. Pitch control is provided by a dual mechanical control system activating two separate hydraulically operated elevators. Yaw control is provided by means of three power control units hydraulically powering the rudder.

The flap/slat system is controlled by an integrated flap/slat selector located in the cockpit with positions displayed on EICAS.

Eight multi-function, electrically controlled spoilers are installed, with simplex hydraulically powered PCU’s, one per surface. These spoilers provide roll control to assist the ailerons, in particular for crosswind landing cases. The spoilers can also be symmetrically controlled by the pilot, to be used as speed brakes, via the flight spoiler control lever. On the ground, these spoilers act as lift dumpers, and are automatically deployed similarly to the ground spoilers. Spoiler position is displayed on EICAS. To provide ground lift dumping, four ground retract/extend spoilers (inboard/outboard) with simplex actuators are installed. They are controlled in pairs by a hydraulic manifold and are automatically commanded to deploy by their dual controllers, along with the multi-function spoilers, upon Aircraft touchdown or rejected take-off. Status and positioning is displayed on EICAS.

Lateral and directional trim is accomplished by controls on the center console that operate electric trim actuators. Longitudinal trim is accomplished by switches on the pilots’ control wheels, which command changes in the horizontal stabilizer angle through flight control units. Mach trim is also provided by the flight control units. Trim indication is provided on EICAS. To provide ground lift dumping, four ground retract/extend spoilers (inboard/outboard) with simplex actuators are installed. They are controlled in pairs by a hydraulic manifold and are automatically commanded to deploy by their dual controllers, along with the multi-function spoilers, upon Aircraft touchdown or rejected take-off. Status and positioning is displayed on EICAS.

Fuel System

Fuel is contained in a wet wing box structure sealed to form three main separate wing tanks. An aft fuel tank is located to the aft side of the rear pressure bulkhead.

Each engine is supplied with fuel from its respective feed tank, which contains two AC primary, and one DC backup electric boost pumps. Crossfeed between engines is provided by controlling an isolation valve. Fire shut-off valves are installed on each engine and APU feed line. The scavenge and transfer systems maintain the feed tanks full during nose up attitudes and provide automatic transfer of fuel from the central tank to the wing tanks.

A vent system to control the pressure in the fuel tanks is provided, terminating in two underwing mounted ram air scoops. Also provided are two fuselage fuel vent surge boxes to prevent fuel spillage. Cockpit control is provided on the overhead panel and fuel quantity and warnings are displayed on EICAS.

A single point pressure refuel/defuel manifold containing shut-off valves is provided.

A fuel re-circulation system is provided to ensure continued operation of the fuel system even during flights of long duration at extreme temperatures.

Hydraulic System

Three fully independent and isolated hydraulic systems provide power to the flight controls and other systems in the Aircraft. All three systems operate at a nominal pressure of 3,000 psi, and use phosphate ester Type IV low density hydraulic fluid.

System #1 powers flight controls and left hand thrust reversers. System #2 powers flight controls, right hand thrust reversers, brakes and main landing gear emergency extension. System #3 supplies pressure to flight controls, landing gear, nose steering and brakes. In case of emergency, a ram air turbine (RAT) system incorporates a hydraulic pump, which provides essential power to the systems through System #3.

Visual and aural indication regarding the system status, including system pressure, quantity and temperature, pumps and shut-off valve status, is given in the cockpit via EICAS.

Electrical System

Primary electrical power is provided by four 40 kVA alternating current (AC) generators. Two generators are coupled to each engine auxiliary gearbox. Also, electrical power may be provided by a 45 kVA generator coupled to the APU. Direct current (DC) electrical power is provided by four 150A transformer rectifier units (TRU), powered from the AC power sources. In case of emergency, electrical power is provided by a 9 kVA ram air turbine (RAT) generator and by two nickel-cadmium batteries. (1-25 Amp-hr and 1-42 Amp-hr).

On the ground, electrical power can be provided either via the AC or the DC external power receptacle.

The AC power distribution system is divided in four independent and isolated distribution systems/buses, which are normally fed by different power sources and are virtually interrupt free.

Power distribution to user equipment is handled by the electrical management system (EMS) providing automatic

January 2002 (BAC)	5

Schedule “A”

system reconfiguration, optimizing availability of electrical power to user equipment and minimizing pilot workload. Two EMS control and display units are located in the cockpit for monitoring and control by the pilots. As required.

Environmental Control System

The dual environmental control system (ECS) provides the following:

•	A supply of conditioned air to the cabin and cockpit;

•	Cabin pressurization;

•	Hot air anti-icing for the wing and engine air intake;

•	Ventilation and cooling air for the avionics equipment;

•	Emergency pressurization.

Each ECS consists of an engine bleed management system and an air cycle machine.

Conditioned air supply to the cabin and cockpit is provided by two separate systems; one system responding to the temperature selection of the cockpit and the other to the cabin. Cabin air temperature is sensed in two locations and the signals input to the ECS temperature controller. Conditioned air to the cabin is distributed from a duct on each side of the cabin. Conditioned air for the cockpit is supplied to the roof, side console panels and to the forward cockpit panel. Individual adjustable overhead air vents (gaspers) are installed at each pilot’s position.

The cabin pressure system consists of two independent controllers, interfacing with EICAS. The controllers automatically command the cabin altitude through their auto schedule, by regulating the electrically actuated outflow valves. Landing altitude is set via the FMS, however, a cockpit panel mounted selector provides an alternate means of choosing landing altitude if the FMS is not used. An independent protection is provided to automatically close the outflow valves, should cabin altitude exceed 15,000 ft. In automatic mode the system controls and maintains a cabin pressure altitude not to exceed 6,000 ft. up to 45,000 ft. and 7,230 ft. at 51,000 ft., providing appropriate cabin pressure control performance during steady and transient conditions. Cabin differential pressure, cabin pressure altitude and cabin pressure altitude rate of change are indicated on EICAS. A warning is displayed if the cabin pressure altitude exceeds 9,000 ft.

The wing and engine inlet anti-ice is an evaporative thermal bleed air system. It utilizes engine bleed air supplied from the intermediate or high stage engine bleed port according to the flight conditions. Each slat leading edge is comprised of a telescopic duct and flex joints. Piccolo tubes are provided to distribute the hot air inside the slat leading edge. The anti-ice system control and components status is displayed on EICAS.

The Aircraft windshields and cockpit side windows are electrically anti-iced. The pitot heads, static ports, angle of attack sensors and temperature probe are also electrically anti-iced.

Oxygen System

A gaseous oxygen system for flight crew protection in the event of a emergency decompression is installed in the Aircraft. Quick-donning pressure demand type masks with mask mounted regulators are provided for each pilot. A crew system pressure indication and low pressure warning is provided on EICAS.

Four oxygen supply cylinders with capacity of 50 cu.ft. each are installed to serve the flight crew and passengers.

Fire Protection

A fire detection and warning system with fault discrimination is installed, with fire detectors located in each engine nacelle and in the APU compartment. Three red fire warning lights are installed in the cockpit fire handles, one each for each engine nacelle and one for the APU compartment. An element in the wheel well warns of an overheat condition in either of the main wheel wells. Indication and test switches are provided in the cockpit.

A two-shot Halon fire extinguishing system for each engine and a two-shot system for the APU are installed in the fuselage aft section. The fire extinguisher bottle is fitted with a low-pressure switch, which provides an annunciation in the cockpit when pressure drops below a predetermined pressure setting.

One Halon type fire extinguisher is installed in the flight crew compartment.

Maintenance System

A Central Aircraft Information and Maintenance System (CAIMS) is installed in the Aircraft and uses a Portable Maintenance Access Terminal (PMAT) to access and monitor Aircraft system status. Each Aircraft system performs continuous self test and reports its current status to the PMAT, in addition to internally storing fault data along with time of occurrence and flight information.

The PMAT interprets the fault data and displays fault information in plain English along with flight deck effects. The fault information is linked to the aircraft maintenance manual (AMM) that is contained on a CD ROM incorporated in the PMAT, providing immediate access to maintenance and trouble shooting information.

The PMAT is also used to interrogate systems to download flight fault information and to initiate built in test functions.

The capability to interrogate CAIMS in-flight is available as an option and provides some of the maintenance features such as flight deck effects and fault correlation with a direct link to the AMM.

13.0     INSTRUMENTATION & AVIONICS

General Description

The Aircraft is equipped with a six-tube Honeywell Primus 2000 XP avionics suite. The six displays are laid out in a six-across configuration. Two displays in front of each pilot provide Primary Flight Display (PFD) and Multi-Functional Display (MFD) information. The PFD presents flight director, airspeed, altitude, attitude, heading, as well as Horizontal Situation Indication (HSI). The MFD provides moving map and weather radar information as well as traffic warnings from the Traffic and Collision Avoidance System (TCAS). The MFD may be manually reverted to either a PFD or EICAS.

January 2002 (BAC)	6

Schedule “A”

The Engine Indication and Crew Alerting System (EICAS) system is installed consisting of a primary EICAS display, a secondary EICAS display (both installed on the center instrument panel), data acquisition units and a control panel. The functions provided by the EICAS are as follows:

•	Engine parameter display

•	Crew alerting messages

•	Aural warnings

•	Aircraft synoptics pages for

-	Flight Controls

-	Electrical Systems

-	Hydraulics Systems

-	Fuel System

-	Anti-Ice System

-	Environmental Control System

•	Aircraft systems indications for

-	Gears

-	Doors

-	FDR

-	Lamp Driving

-	APU

-	Brake Temperature

-	Cabin Pressurization.

EICAS displays can be displayed on either or both of the Multi-Function Displays (MFD) by manually switching in the event of a failure. Master caution and warning indications are located on the glareshield at both crew positions.

A digital flight data recorder (FDR) system is installed to provide a record of Aircraft parameters required by the FAA and includes an underwater location device.

The following standby instruments are installed in the Aircraft:

-	Attitude indicator

-	Combined airspeed/indicator/altimeter

-	Compass

Auto Flight

The Aircraft is equipped with an autoflight system, which provides the following major functions:

-	Flight Director

-	Autopilot

-	Yaw Damper

-	Autothrottle

The flight director modes are selected on the flight control panel or via the go-around switches on the throttles. The flight director commands and mode selection is displayed on the PFD. The flight director modes include:

Flight Director Modes

Lateral	Vertical	Multi-Axis
- Heading Select	- Altitude Hold	- Approach
- Navigation	-Altitude Select	- Go Around
- Approach	- Vertical Speed Select	- Takeoff
- Back Course	- Flight Level Change	- Windclear Guidance
- VNAV

The dual autopilot system outputs pitch and roll steering commands to the autopilot servos. The autopilot engage status is displayed on the PFD.

The dual yaw damper system provides yaw damping and turn coordination functions.

The autothrottle computations are performed within two integrated avionics computers. Each computer is capable of independently driving both throttle servos to move the throttles and provides inputs to the engine full authority digital engine control (FADEC). Autothrottle modes are integrated with autopilot modes. The autothrottle performs the engine synchronization function.

Communications

The Aircraft communication system is comprised of:

•	Two VHF communication systems. Transceiver tuning is achieved through either of two RTU’s. Space and power provisions are made for a third VHF system.

•	A dual digital HF communication system. Tuning is achieved through either of the two RTU’s or the two FMS CDU’s.

•	A single SELCAL system which provides an aural annunciation and an EICAS message when a preset code is received by either the VHF or HF radios. The system is capable of monitoring three VHF and two HF radios.

Provisions are made in the Aircraft for the following:

•	SATCOM (6-channel) – space and power provisions

•	Datalink – Space and power provisions

•	Flight phone in the cockpit.

•	Passenger Address Amplifier Unit.

A two channel interphone system with hand held microphones and individual controls for pilot and co-pilot is installed in the Aircraft. Radio transmission press-to-talk buttons are located on the control wheels. An intercom/hot mic switch is incorporated in each audio control panel.

A Cockpit Voice Recorder system is installed to record area voice communication, as well as pilot and co-pilot communication. The unit records continuously and retains the last thirty minutes of voice data.

Indicating/Recording Systems

All instrument presentations are graduated in United States units of measure for land planes (fuel quantity in lb., fuel flow in lb./hr., altitude in ft.), except temperature indicators (in degrees Celsius) and airspeed indicators (in knots or Mach number as applicable). All placards read in the same units as the instruments affected.

The arrangement of the controls and instruments allow the pilots to fly the Aircraft from the LH or RH seat. A center console is installed between the pilot and co-pilot, on which the engine and system controls and trim controls are mounted.

Two clocks are installed, one on the pilot’s side panel, the other on the co-pilot’s side panel.

Navigation

The navigation system includes the following components:

January 2002 (BAC)	7

Schedule “A”

Air Data System (ADS) – The ADS consists of three digital air data computers (ADC’s). Three total air temperature probes are installed to provide temperature inputs to the ADC’s. The ADC’s use pitot, static and temperature inputs to compute altitude, vertical speed, airspeed, and Mach number data.

Electronic Flight Instrument System (EFIS) – An EFIS is provided with the Aircraft utilizing the PFD, the MFD and a display control panel for each pilot. The processing and symbol generation is part of the integrated avionics computer.

Weather Radar – A digital color radar system with dual radar controller is installed. Radar data is displayed on the MFD’s. The system also has turbulence detection capability. Space and power provisions are present for an optional lightning sensor system.

Radio Altimeter – Two radio altimeters are installed with data displayed on both PFD’s.

Inertial Reference System (IRS) – Three inertial reference units are installed each providing attitude and heading, rate, acceleration and position data for use by EFIS, AFCS and other systems. IRS position data is utilized by the FMS’s for navigation. Integrated mode select units coupled to each inertial reference unit allow selection of IRS modes (NAV or ATT). IRS initialization is via either FMS or the Lasertrak unit, which can also act as a back-up navigator. One inertial navigation display unit (INDU) is installed to provide basic navigation capabilities as back-up to the FMS.

Very High Frequency (VHF) Navigation – Two VOR/ILS/MKR VHF navigation systems are installed in the Aircraft. Both systems are tuned by the RTU’s.

Automatic Direction Finder (ADF) – Two digital ADF systems are installed in the Aircraft. The ADF receivers are tuned by the RTU’s.

Distance Measuring Equipment (DME) – Two 6-channel DME systems are installed. Channel 1 and 2 are manually tuned, while the remaining channels are tuned by the FMS.

Air Traffic Control (ATC) Transponder – Two Mode-S transponders are installed in the Aircraft. Transponder control and selection are performed via the RTU’s.

Traffic Collision Avoidance system (TCAS) – A TCAS is installed comprising of a TCAS processor, one top mounted directional antenna and one bottom mounted omnidirectional antenna. The system is controlled by the RTU’s.

Flight Management System (FMS) – The Aircraft is equipped with two FMS’s comprising of two color CDU’s flight management computers and a fixed data loader, installed on the pilot’s side console, which can interface with the FMS. The FMS includes the following features:

-	Flight plans

-	Lateral and vertical navigation

-	Dual operation

-	Map data outputs for EFIS

-	Worldwide database, including airways, SIDS and STARS

-	Holding pattern specification for any waypoint and a present position hold at any time

-	Back-up radio tuning

-	Progress data display

-	Autothrottle interface

-	Fuel leak detection

-	Space and power provisions are present for a third FMS.

Global Positioning System (GPS) – A single GPS system is installed. GPS data is fed to the FMS. Space and power provisions are present for the installation of an optional second GPS.

Enhanced Ground Proximity Warning System (EGPWS)

– A GPWS system with wind shear detection is installed. Warnings are displayed in the PFD, enhanced terrain avoidance is displayed on the MFD’s.

In addition to the above, provisions are made for the following optional equipment:

•	Head-up Guidance System

•	Cockpit printer

•	Emergency Locator Transmitter (ELT)

14.0    CUSTOMER SUPPORT SERVICES

Inspection and Acceptance Procedures

Seller will advise Buyer when the Aircraft will be available for Buyer’s inspection and acceptance in accordance with the Agreement. Buyer will be entitled to have as many representatives as it deems required to participate in the inspection and acceptance of the Aircraft; however, only 2 representatives of Buyer may participate in flight tests due to safety, insurance and regulatory requirements.

Flight Operations Support

Upon request by Buyer, Seller will provide, at no additional cost, the services of its pilots for the following activities:

i)	One pilot to assist Buyer during acceptance of the Completion Work from the interior completion center.

ii)	One pilot, for a period of up to 14 days from Delivery Time, to familiarize Buyer’s flight crews with day-to-day Aircraft operations.

In addition, Seller will provide, at no additional cost, the services on one dedicated, on-site, field service representative (FSR) to assist with the start-up of flight operations of the Aircraft for an initial period of 14 days. Buyer will be responsible to reimburse the reasonable travel and living expenses of Seller’s pilots and FSR.

Training

As part of the Purchase Price, Seller shall make available, at its designated facilities, the following courses:

•	A ground and simulator flight-training program for four qualified pilots to type rating;

•	Ground maintenance-training program for two mechanics; and

•	Training for two flight attendants.

January 2002 (BAC)	8

Schedule “A”

Buyer shall be responsible for all travel and living expenses of Buyer’s personnel. Seller recommends that all training be completed before placing the Aircraft into service, but, in any event, all training must be completed no later than 1 year from Delivery Time or Buyer’s rights to training at no additional cost shall expire.

Technical Data and Services

The Aircraft will be delivered with the following documentation and the technical publications that are included in the Purchase Price of the Aircraft:

Manual Description	Quantity
Service Bulletins	1
Airplane Flight Manual	2
Quick Reference Handbook	2
Flight Crew Operating Manual	2
Flight Planning and Cruise Control Manual	1
Ground Handling & Service Information	1	*
Maintenance Manual	1	*
Wiring Diagram Manual	1	*
Wiring List Manual	1	*
System Schematic Manual	1	*
Illustrated Parts Catalog	1	*
Time Limits/Maintenance Checks	1	*
Structural Repair Manual	1	*
Weight & Balance Manual	1	*
Non-Destructive Test Manual	1	*
Illustrated Tool & Equipment Manual	1	*
Component Maintenance Manual	1	*
Maintenance Planning Document	1	*
Fault Isolation Manual	1	*
Fault Reporting Manual	1	*
Rolls-Royce Service Bulletins	1
Rolls-Royce Time Limits Manual	1
Rolls-Royce Power Plant Build-Up	1

The manuals identified with an asterisk (*) are delivered in CD-ROM format. All others are delivered in hard copy.

In addition, commencing at Delivery Time, Seller shall make available, from time to time, to Buyer at its last address provided by Buyer in writing to Seller, service bulletins and general information applicable to the Aircraft, as well as any amendments to the documentation and technical publications referred to above applicable to Buyer’s Aircraft, for a period of 10 years after delivery of the last BD-700-1A10 aircraft manufactured by Seller. Seller shall provide this service at no additional cost to Buyer for a period of 5 years from Delivery Time.

Computer Integrated Maintenance Management System (CIMMS)

In order to facilitate the performance of maintenance of the Aircraft at required intervals, Seller provides Bombardier’s Computer Integrated Maintenance Management System (CIMMS) free of charge for one year commencing at the induction of the Aircraft at the Completion Center and, upon subscription, renewable annually thereafter.

Any computer software (“Software”) delivered by Seller to Buyer in connection with the CIMMS program or the Aircraft, excluding any Software covered by separate license agreements (whether shrink-wrap or otherwise), is being licensed to Buyer and not sold. Seller hereby grants to Buyer (who for this purpose is a mere licensee) a personal, nonexclusive, and non-transferable (except in connection with a transfer of the Aircraft) license to use the Software solely for its intended purpose and solely in connection with the intended operation of the Aircraft. The Software, all copies thereof, and all derivative works based thereon, in whole or in part, and all copyright, patent, trade secret, and other intellectual and proprietary rights therein (whether arising under the laws of Canada, the United States, or under other foreign laws or international treaties), are and shall remain the property of Seller. All copyright, patent, trademark, and other similar notices shall be displayed as designed. Buyer shall not duplicate or permit the duplication of the Software. Buyer shall not modify, translate, reverse assemble, reverse engineer, or decompile the Software, in whole or in part. The license shall terminate when the Software is no longer being used as intended in connection with the CIMMS program or the Aircraft.

Bombardier Smart Parts Plus Program

Buyer will have the option of enrolling the Aircraft in Bombardier’s Smart Parts Plus program applicable to the Aircraft. These programs provide aircraft parts and components replacement coverage at a fixed dollar rate per flight hour.

15.0     WARRANTY

15.1   Seller warrants to Buyer that at Delivery Time, the Aircraft shall be free from: i) defects in material, ii) defects in manufacture and iii) defects in design, having regard to the state-of-the-art as of the time of design of the Aircraft (“Warranty”). Seller’s sole obligation and liability under this Warranty is a) expressly limited to correction by repair, replacement or rework of the item(s) by Seller (or its affiliates) at its facilities, or at such other facility as may be designated by Seller, of any defect specified above and b) subject to Buyer giving notice to Seller of a claim under this Warranty as soon as practicable but in no event later than expiration of the Warranty periods set forth below. Any item(s) (excluding the Aircraft) found defective shall be returned to Seller at Seller’s expense.

15.2   The Warranty in respect to the Aircraft shall be for 5,000 flight hours or 5 years from Delivery Time, whichever first occurs except that for the Completion Work, the Warranty shall be for 2,000 flight hours or 2 years from Delivery Time, whichever first occurs.

15.3   Notwithstanding the above, the Warranty period applicable to airframe primary metal structures as defined in Section 51 and as detailed in Sections 53 (Fuselage), 55 (Stabilizers) and 57 (Wings) of the Aircraft Structural Repair Manual in effect as of the date of this Agreement shall be for 20,000 flight hours or for 20 years from Delivery Time, whichever first occurs; provided, however, that such extended Warranty period does not apply to doors, fairings, covers and systems/equipment support structure, for which specific items the Warranty period shall be as stated in Article 15.2.

January 2002 (BAC)	9

Schedule “A”

15.4   Buyer shall be entitled to claim a repair, replacement or rework pursuant to this Warranty provided:

i)	the Aircraft has not been operated or maintained in material violation of the provisions of Seller’s Approved Flight Manual, Maintenance Manual and Service Bulletins, and as each thereof may be amended from time to time by Seller;

ii)	an installation, repair, alteration or modification to or of the Aircraft made by Buyer or a third party has not been the cause or a contributing cause of the defect;

iii)	the Aircraft has not been subjected to misuse, abuse or accident or has not been improperly stored and protected against the elements when not in use.

15.5   Notwithstanding any other provisions herein, the Warranty shall not apply to any engines installed on the Aircraft. The engine warranty shall be provided directly by the engine manufacturer (Rolls-Royce Deutschland) to Buyer, shall be the sole responsibility of the engine manufacturer, and the rights of Buyer with respect to the engines shall be a matter as between the engine manufacturer and Buyer. Buyer agrees that Seller shall have no obligation or liability for any engine warranty including, without limitation, any lack of performance, reliability or maintainability of the Aircraft as a result of the engines.

15.6   Seller does not warrant any accessory, equipment or part incorporated in the Aircraft, which is not furnished pursuant to this Agreement.

15.7   Any repair, replacement or rework under the Warranty shall be covered to the extent of the unexpired portion of the Warranty periods set forth in this Article 15 remaining at the time of such repair, replacement or rework.

15.8   Buyer shall maintain reasonably complete records of operations and maintenance of the Aircraft and shall make such records available to Seller as Seller may reasonably require. If Buyer fails to maintain those records Seller shall be relieved of its Warranty obligations.

15.9   The Warranty is for the benefit of Buyer, its successors and all persons to whom title to the Aircraft may be transferred during the Warranty periods set forth herein, provided that any successor or owner shall remain subject to the applicable provisions of this Agreement to the same extent as Buyer.

16.0    PATENT AND TRADEMARK PROTECTION

Subject to the provisions set out below, Seller agrees to indemnify and defend Buyer and save Buyer harmless against any claim brought against Buyer that Buyer’s use of the Aircraft constitutes an infringement of any a) U.S. or Canadian patent or trademark, or b) foreign patent or trademark having a United States or Canadian counterpart and issued by any country which has ratified and is at the time of any such actual or alleged infringement a contracting party to the Convention on International Civil Aviation and the International Convention for the Protection of Industrial Property provided that:

i)	Buyer notifies Seller in writing of the claim within 10 days after Buyer’s receipt of the claim;

ii)	Upon Seller’s written request, Buyer immediately gives to Seller control over the defense and/or settlement of the claim;

iii)	Buyer fully cooperates with Seller in such defense and/or settlement; and

iv)	Buyer does not prejudice Seller’s conduct of such defense and or settlement.

In no event shall Seller have any obligation with respect to any liability, loss, damage or expense in respect of, arising out of or resulting from any lack or loss of use of the Aircraft.

The foregoing shall only create an indemnity obligation upon Seller for claims which are solely and directly based upon the use, sale or offer for sale of the Aircraft. No indemnifying obligation shall arise or exist with respect to claims that are based upon the engines, avionics equipment, or any accessory, equipment or part thereof, or any other accessory, equipment or part which was not manufactured by Seller or which was not manufactured exclusively pursuant to Seller’s detailed design, or which was included in the Aircraft either by Buyer, on behalf of Buyer or at Buyer’s request, or which was supplied by Buyer or procured or manufactured by Seller in accordance with Buyer’s specifications, nor shall any obligation arise or exist if the alleged infringement is based upon the use of the Aircraft in a manner prohibited by relevant directives or regulations issued by appropriate government agencies or instrumentalities.

Subject to the foregoing provisions of this Patent and Trademark Protection, Seller shall pay court costs and its reasonable attorney’s fees for defending such claim, as well as the amount of any settlement deemed advisable by Seller or any damages that may be awarded against Buyer in respect of such claim. At its own expense, Seller may at any time, at its option:

i)	procure for Buyer the right to continue to use the Aircraft; or

ii)	modify the Aircraft, including modifying or replacing any part thereof to render the Aircraft non-infringing.

In the event the use of the Aircraft by Buyer has been enjoined, Buyer shall have the right to require Seller to take action in accordance with the foregoing, provided that it shall be Seller’s sole option as to which alternative action it takes. Except as expressly provided above, Seller does not provide any other representation, warranty or protection concerning patents or trademarks with respect to the Aircraft.

17.0     CONSULTANTS

Should Buyer retain the services of a consultant or other third party representative (the “Consultant”) in connection with this Agreement, Buyer agrees to have such Consultant sign Seller’s standard non-disclosure agreement.

January 2002 (BAC)	10

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

I.     AMEND THE PURCHASE AGREEMENT AS FOLLOWS:

ARTICLE 1.	AIRCRAFT DESCRIPTION

Add the following sentence at the end of the paragraph: “The term “Specification” as used herein shall include any and all changes to the Specification as described in Article 13.19.

ARTICLE 2.	PRICE, PAYMENT SCHEDULE AND DELIVERY

2.3	[**]

ARTICLE 4.	GENERAL PROVISIONS

4.1	In the first line following “IN” insert “THIS AGREEMENT AND”.

4.1	In the second line after “SPECIFICATION” insert “AND THE WARRANTY OF TITLE INCLUDING ANY WARRANTY OF TITLE INCLUDED IN ANY BILL OF SALE ISSUED BY THE SELLER”.

4.1	[**]

4.2	[**]

4.2	In the fourth line insert “OR THE TERMINATION OF THIS AGREEMENT” before the period.

4.2	[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	1/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

4.3	In the third line delete the words “BOTH” and “AND” and after the word “SELLER” add the words, “INCLUDING FOR THIS ARTICLE 4.3,” and after the words “BOMBARDIER INC. (THE MANUFACTURER OF THE AIRCRAFT) add the words “AND BOMBARDIER AEROSPACE CORPORATION”.

4.5	In the second line delete the word “and” and replace with a “,” and after the word “Addendum” add the words, “, Schedules and Exhibits”.

ARTICLE 5.	DELIVERY AND INSPECTION

5.1	In the first line replace “reasonable” with “30 days prior”.

5.1	In the third line replace 10 hours duration” with “15 hours duration, including a “cold soak” flight of at least 10 hours in duration to verify the operational status of the Aircraft in cold soak conditions and provided, however, that Buyer may extend the test flight of the Aircraft if Buyer, in good faith, believes that such extension is necessary to confirm that there is no defect in the Aircraft.”

5.1	Insert the following sentence at the end of the section: “All flights prior to Delivery Time (including any flight to the delivery location) shall be at Seller’s expense”.

5.2	In the second line, after the words “flight test” insert the words “(including those described in Schedule D hereto which have been identified by Buyer at the execution of this Agreement)”

5.2	In the second line following “before” insert “Delivery Time or, subject to the parties mutual agreement,”

5.2	In the second line delete “or”

5.2	In the sixth line, replace “3 days after any” with “3 business days after all”.

5.2	In the sixth line following “corrected,” insert “unless otherwise mutually agreed”.

5.3	In the first line after “Aircraft” insert “when tendered in accordance with this Agreement and following satisfactory completion of the inspection in accordance with Article 5.1 and 5.2 of this Agreement”.

5.3	In the third line replace “bill of sale” with “FAA Bill of Sale and shall deliver to Buyer at the delivery location a warranty bill of sale in the form of Schedule “C””.

ARTICLE 6.	PAYMENT AND TAXES

6.2	In the third line replace “LIBOR” with “Prime”.

6.2	In the fourth line following “Journal” insert “(“Interest”)”.

6.3	[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	2/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

ARTICLE 7.	LOSS OR DESTRUCTION

7.1	[**]

ARTICLE 8.	EXCUSABLE DELAY

8.1	In the third line replace “directly or indirectly to” with “to causes beyond its reasonable control which may include events of”.

[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	3/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

8.2	Delete entire Article and replace with the following:

[**]

ARTICLE 9.	TERMINATION

9.1	[**]

9.1	[**]

9.1	[**]

9.1	At the end of this Article insert the following “For the purposes of this Article 9.1, the above terminating events affecting Seller, the term Seller shall refer either to Bombardier Inc. or its subsidiary, Bombardier Aerospace Corporation.”

9.2	[**]

9.2	[**]

9.3	In the third line following “Purchase Price” add “plus Interest from the date such payment was made”.

9.3	[**]

9.4	In the second line following “Article 5” add “when tendered in accordance with this Agreement”.

9.4	In the fourth line following “not” delete “act to”.

9.4	In the sixth line following “default or breach” delete the remainder of the sentence.

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	4/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

9.5	In the third line following “stipulated date” insert “and Buyer fails to cure such payment default or breach within 5 business days after receipt of written notice by Seller”.

9.5	[**]

9.5	[**]

ARTICLE.10	MISCELLANEOUS

10.1	In the fifth line following “Aircraft” insert “or to a qualified intermediary for the purpose of effecting a like-kind exchange”.

10.1	Insert “and provided Seller shall remain the sole party responsible to Buyer for all of Seller’s obligations hereunder” before the last period.

10.1	In the eight line following “Agreement”, insert the following: “Buyer will not be held jointly and severally liable if Seller provides its consent to assignment (which shall not be unreasonably withheld) to any wholly owned subsidiary provided that Buyer demonstrates to Seller’s satisfaction that the Assignee is able to meet the financial obligations of this Agreement.”

10.1	In the tenth line following “financial institution or” insert “immediately prior to Delivery Time”.

10.1	At the end of this Article following “of securing financing” insert “and upon assignment to a wholly owned subsidiary of Seller, Seller (Bombardier, Inc.) shall remain jointly and severally obligated to perform all obligations of Seller including those that survive Delivery Time (including without limitation the warranty provisions included in Section 15 of Schedule A hereto) and shall provide a warranty of title described in Schedule C hereto.”

10.2	On the third and fourth line delete “or facsimile number as shown on page 1 hereof unless such address is changed by notice given to the other party in accordance herewith” and replace with the following: “as follows Williams-Sonoma, Inc. c/o Aero Law Group pllc 11120 NE 2nd Street, Suite 210, Bellevue Washington, 98004 or to the facsimile as shown on page 1.”

10.4	In the first line after “Agreement” insert “(including the Specification, Addendum, Schedules and Exhibits)”. The following sentence shall be added at the end of the paragraph, “For avoidance of doubt, in the event of any discrepancy in the Specification (not including the Completion Work), the order of precedence shall be the Aircraft Flight Manual, Maintenance Manual and Schedule A.”

10.6	Insert the following:

Like-kind Exchange. Buyer may structure the transaction herein contemplated as the receipt of replacement property pursuant to a like-kind exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended and the Treasury Regulations issued pursuant thereto. Seller agrees to cooperate to structure the transaction in such manner, including, without limitation, the execution of any documents, including an amendment to this Agreement or an assignment of this Agreement to a qualified intermediary or exchange accommodation titleholder. Buyer may assign its rights to this Agreement pursuant to an “Assignment of Rights Under Contract” to be executed by Buyer (as “Exchangor” thereunder) and Seller prior to receipt of any FAA Bill of Sale or Warranty Bill of Sale transferring legal title to the Aircraft. The provisions of such Assignment may include the substitution of the word “Exchangor” for the word “Buyer” under this Agreement.

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	5/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

ARTICLE 11.	CONFIDENTIALITY

Delete Article 11 and replace with the following:

11.1	Seller and Buyer hereby agree to keep this Agreement and its contents confidential and each party hereto agrees that it shall not disclose, or permit to be disclosed, the same to any person or entity, except:

(a)	to permitted assignees or transferees of a party per the provisions of Article 10.1 or to such party’s or their permitted assignee’s or transferee’s counsel, accountants, auditors and Boston Jetsearch, Inc., on a “need to know” basis, all of whom shall have agreed to keep the same confidential;

(b)	as may be required by statute, court, subpoena or administrative order or decree or governmental ruling or regulation of the United States or Canada or other applicable jurisdiction on the condition that prompt notice of the requirement for such disclosure is given to the other party to allow such party to resist such disclosure or seek confidential treatment;

(c)	to the extent that such information is published, is publicly available or is in the public domain, through no fault of the disclosing party; or

(d)	as may be necessary for Seller or Buyer to carry out their obligations under the Agreement.

11.2	Seller shall ensure that no photographs, videos or any other type of visual replication of the Aircraft or any materials as installed, or to be installed, in or on the Aircraft, is taken by Seller or its employees and shall use commercially reasonable efforts to ensure that no such no photographs, videos or any other type of visual replication are taken by anyone other than by Buyer or its representatives, or displayed or used by Seller for any purpose at any time or under any circumstances without Buyer’s prior written consent, except for photographs, videos or such other replications which include the exterior of the Aircraft, without identifying (or allowing third parties to identify) the Aircraft as belonging to Buyer or as required to allow Seller to perform its obligations under this Agreement.

11.3	Seller shall ensure that the Aircraft and the materials installed therein are not at any time or under any circumstances used by Seller or anyone subject to its control for or in connection with any promotional, publicity, media or other type of marketing or advertising work except for promotional, publicity, media or other type of marketing or advertising work other than as would be allowed under Article 11.2.

11.4	Only authorized employees or representatives of Seller or employees or representatives of Buyer including Consultants (as defined in Article 17 of Schedule A) will be permitted access to the Aircraft. Visitors other than those who need access to the Aircraft in order to allow Seller or Buyer to perform their obligations hereunder shall not be permitted to view or tour the Aircraft interior without prior consent of the Buyer or its Consultant. In the event authorization is granted, visitors will be accompanied at all times by a Seller representative.

II.	INSERT THE FOLLOWING NEW ARTICLES INTO THE PURCHASE AGREEMENT

ARTICLE 12.	INTENTIONALLY LEFT BLANK

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	6/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

ARTICLE 13.

13.1	[**]

13.2	[**]

13.3	[**]

13.4	[**]

13.5	[**]

13.6	[**]

13.7	[**]

13.8	[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	7/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

13.9	[**]

13.10	[**]

13.11	[**]

13.12	[**]

13.13	[**]

13.14	[**]

13.15	[**]

13.16	[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	8/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

13.16	[**]

13.17	[**]

13.18	[**]

13.19	[**]

ARTICLE 14.	[**]

ARTICLE 15.

15.1	[**]

ARTICLE 16.	[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	9/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

ARTICLE 16.	[**]

III.    AMEND SCHEDULE A TO THE AIRCRAFT PURCHASE AGREEMENT AS FOLLOWS:

For avoidance of doubt, unless otherwise noted the definitions contained herein shall have the same meaning as those set forth in the Agreement.

1.0    INTRODUCTION

In the third paragraph at the end of the first sentence before the period insert “arising after the date hereof (“Governmental Requirements”)”.

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	10/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

In the fifth line of the third paragraph replace “changes” with “Governmental Requirements”.

In the tenth line of the third paragraph replace “changes” with “Governmental Requirements”.

[**]

2.0    GENERAL DESCRIPTION

Under the definition of “Engines – Make/Model” delete “Make”.

4.0    CERTIFICATION

In the third line delete “256” and replace with “25” and delete “American” and replace with “United States”.

- At the end of the first paragraph, before the period, insert “, and approved for operations to Category II minima”.

- At the end of the second paragraph, before the period, insert “, with no restrictions or limitations”.

- Insert the following at the end of section 4.0

13.0    INSTRUMENTATION AND AVIONICS

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14.0    CUSTOMER SUPPORT SERVICES

Inspection and Acceptance Procedures

Delete the first sentence.

In the fifth line replace “inspection and acceptance” with “inspections and acceptances”.

Flight Operations Support

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	11/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

Flight Operations Support

In the first line of clause ii), replace “days from” with “consecutive days following”.

Training

In the last sentence replace “1 year” with “2 years”

In clause ii), a “.” shall be added at the end of the sentence.

In the second line of the second paragraph replace the word “on” with the word “of”.

Technical Data and Services

At the end of the Manual Description, in the first line, delete “delivered” and replace with “available”.

At the end of the Manual Description, in the second line, delete “delivered in hard copy” and replace with “available in hard copy. Buyer shall be provided with such manuals in any available media as requested by Buyer.”.

Computer Integrated Maintenance Management System (CIMMS)

In the fourth and fifth lines delete “the induction of the Aircraft at the Completion Center” and replace with “Delivery Time.”

At the end of the section, insert the following: “Subject to Seller’s training schedule and provided Buyer schedules its training with reasonable advance notice, Seller shall make reasonable efforts to ensure that all of the training courses described in this section are provided to Buyer in accordance with Buyer’s scheduling preferences. Furthermore, Buyer shall have the option by co-ordinating with Seller’s training co-ordinators to substitute the aforementioned training allotment for alternative equal value training options.”

15.0 WARRANTY

15.1	In the second line after “Aircraft” insert “shall conform to the Specification and”.

15.1	In the seventh line after “item(s)” add “including all required disassembly and reassembly to gain access to or to remove and replace such item(s) and functional testing”.

15.1	In the eight line after “facilities,” insert “any Bombardier Aviation Services facility, any Global Express Authorized Service Facility,”.

15.1	In the ninth line after “Seller”, insert “and reasonably acceptable to Buyer”.

15.1	At the end of the first sentence, delete the period and add the following: “, except that for a period of 10 days following expiration of a Warranty period, Buyer may present a claim for a defect that existed prior to the expiration of such Warranty period provided that Seller had previously received notice of such a defect.”

15.1	At the end of the Article, add the following: “Any matters stated in the Specification as type characteristics, estimates, approximations, objectives, design objectives, design criteria are excluded from the Warranty.”

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	12/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

15.4	[**]

15.4	[**]

15.4	In the second line of clause ii), after “party” insert “(other than an affiliate of Seller)”.

15.4	At the end of clause ii), add the words “to the extent of such contribution.”

15.4	Delete the period at the end of clause iii) and add the following: “in accordance with Bombardier’s Ground Handling and Service Information Manual referenced in Article 14.0 of Schedule “A”, by any person other than Seller or any party related to Seller, to the extent such misuse, abuse, accident or improper storage is a cause of the defect.”

15.5	At the end of the first sentence before the period, add the following: “but the Warranty does apply to Seller’s installation of the Powerplant on the Aircraft, including the design of such installation”.

15.5	Insert the following at the end of Section 15.5:

[**]

15.6	At the end of the Article before the period, add the following: “or any amendment to this Agreement”.

15.7	[**]

15.8	In the fourth line following “records” insert “to the extent Buyer fails to maintain such records and such failure prevents Seller from determining if a claim should be covered under this Warranty”

16.0                              PATENT, COPYRIGHTAND TRADEMARK PROTECTION

[**]

[**]

In section i) delete in its entirety and replace with the following “ Buyer notifies Seller in writing within 20 days or such shorter period as provided by law to file an appearance, a defense, preliminary motions or other similar court proceedings provided that the failure to give such notice shall be a bar to Buyer’s indemnification rights hereunder only to the extent it is prejudicial to Seller.”

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	13/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

[**]

[**]

[**]

Add the following new paragraphs to Article 16:

[**]

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IV.     AMEND SCHEDULE A-1 TO THE AIRCRAFT PURCHASE AGREEMENT AS FOLLOWS:

2.0     SOUNDPROOFING

Replace this article in its entirety and replace with the following:

[**]

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	14/15

ADDENDUM ONE TO THE GLOBAL EXPRESS PURCHASE AGREEMENT
BETWEEN WILLIAMS-SONOMA, INC. AND BOMBARDIER INC.

[**]

IN WITNESS HEREOF, the parties hereto have caused this Addendum to be duly executed by authorized representatives as of the day and year indicated below.

BOMBARDIER INC. SELLER	WILLIAMS-SONOMA, INC. BUYER

By:	/S/ GARY L. DOLSKI	By:	/S/ W. HOWARD LESTER

Name:	Gary L. Dolski	Name:	Howard Lester

Title:	General Manager: Contracts	Title:	Chairman

Date:	30 April 03	Date:	4-30-03

[**] Confidential Treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange
Commission.	WILLIAMS-SONOMA, INC.	15/15